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                                                                    EXHIBIT 23.7

                          CONSENT OF PROPOSED DIRECTOR

      Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in the Registration Statement on Form S-1 and all subsequent amendments and in the accompanying prospectus forming a part thereof relating to the initial public offering of shares of common stock of Great Wolf Resorts, Inc.


                                           /s/ Alissa N. Nolan
                                           -------------------------------------
                                           Alissa N. Nolan

August 9, 2004